As filed with the Securities and Exchange Commission on March 21, 2024 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Instil Bio, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	83-2072195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3963 Maple Avenue, Suite 350
Dallas, TX 75219
(Address of principal executive offices)(Zip code)
2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full title of the plans)

Bronson Crouch
Chief Executive Officer
Instil Bio, Inc.
3963 Maple Avenue, Suite 350
Dallas TX 75219
(972) 499-3350
(Name and address of agent for service)(Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Courtney M.W. Tygesson Cooley LLP 55 Hudson Yards New York, NY 10001 Telephone: (212) 479-6000 Facsimile: (212) 479-6275
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to General Instruction E of Form S-8, Instil Bio, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 325,196 shares of common stock under the 2021 Equity Incentive Plan and an additional 65,039 shares of common stock under the 2021 Employee Stock Purchase Plan, pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under each respective plan. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-255355), filed with the Commission on April 20, 2021, are incorporated by reference into this Registration Statement.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 001-40215) for the fiscal year ended December 31, 2023, filed with the Commission on March 21, 2024;

(b) The Registrant’s Current Reports on Form 8-K (File No. 001-40215) filed with the Commission on January 16, 2024, January 18, 2024 and February 14, 2024, to the extent the information in such reports is filed and not furnished; and

(c) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on March 15, 2021 (File No. 001-40215) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Registrant’s securities filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

As of the date hereof, GC&H Investments, LLC, an entity consisting of current and former partners and associates of Cooley LLP, beneficially holds an aggregate of 6,370 shares of the Registrant’s common stock.

ITEM 8. EXHIBITS

Exhibit Number	Description	Incorporated by Reference				Filed Herewith
		Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation, as amended	10-K	001-40215	3.1	March 21, 2024
4.2	Amended and Restated Bylaws	8-K	001-40215	3.2	March 23, 2021
4.3	2021 Equity Incentive Plan and Forms of Option Grant Notice and Agreement, Exercise Notice, Early Exercise Notice and Restricted Stock Award Notice	S-1	333-253620	10.2	March 15, 2021
4.4	2021 Employee Stock Purchase Plan	S-1	333-253620	10.4	March 15, 2021
5.1	Opinion of Cooley LLP					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included in signature pages of Registration Statement)					X
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 21st day of March, 2024.

Instil Bio, Inc.
By: /s/ Bronson Crouch
Name: Bronson Crouch
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bronson Crouch and Sandeep Laumas, M.D., and each of them, as his true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Bronson Crouch	Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2024
Bronson Crouch

/s/ Sandeep Laumas, M.D.	Chief Financial Officer and Chief Business Officer (Principal Financial and Accounting Officer)	March 21, 2024
Sandeep Laumas, M.D.

/s/ Gwendolyn Binder, Ph.D.	Director	March 21, 2024
Gwendolyn Binder, Ph.D.

/s/ Neil Gibson, Ph.D.	Director	March 21, 2024
Neil Gibson, Ph.D.

/s/ George Matcham, Ph.D.	Director	March 21, 2024
George Matcham, Ph.D.

/s/ R. Kent McGaughy, Jr.	Director	March 21, 2024
R. Kent McGaughy, Jr.

/s/ Jack Nielsen	Director	March 21, 2024
Jack Nielsen